Exhibit 99.1

NEWS RELEASE
Media Contact:                                Investor Relations Contact:
Michele Long                                Michael Pici
Phone (610) 251-1000                            Phone (610) 251-1000
mmlong@triumphgroup.com                        mpici@triumphgroup.com

TRIUMPH GROUP REPORTS FOURTH QUARTER FISCAL 2019 RESULTS

Generated Positive Free Cash Flow in Fiscal Fourth Quarter

Fiscal 2019 Portfolio and Restructuring Activities Support Shift to Core Business

Provides Fiscal Year 2020 Guidance including Positive Free Cash Flow

BERWYN, Pa. - May 8, 2019 - Triumph Group, Inc. (NYSE: TGI) (“Triumph” or the “Company”) today reported financial results for its fourth quarter of fiscal year 2019, which ended March 31, 2019.

Fourth Quarter Fiscal 2019

•	Net sales of $869.0 million

•	Operating loss of ($189.2) million with operating margin of (22%); adjusted operating income of $64.0 million with adjusted operating margin of 7%

•	Net loss of ($199.6) million, or ($4.01) per share; adjusted net income of $57.8 million, or $1.15 per diluted share

•	Cash flow from operations of $18.8 million, and free cash flow was $6.5 million

Full-Year Fiscal 2019

•	Net sales of $3.4 billion

•	Loss per share of ($6.47); adjusted earnings per diluted share of $2.49, which includes $0.61 from changes in tax valuation allowance

•	Cash used in operations was ($174.3) million and free cash use was ($221.4) million

Outlook for Fiscal 2020

•	Net sales guidance of between $2.8 to $2.9 billion

•	GAAP and adjusted earnings per diluted share of between $2.35 to $2.95

•	Free cash flow of between $0 to $50.0 million

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“Triumph Group’s fourth quarter capped off a year of significant progress for our Company as we delivered on key transformation objectives, including de-risking the portfolio and meeting net sales, earnings per share and positive free cash flow targets,” stated Daniel J. Crowley, Triumph’s president and chief executive officer. “Our core Integrated Systems and Product Support segments achieved year-over-year organic growth for the fifth consecutive quarter and continued to generate solid operating margins. Further, our Aerospace Structures segment delivered year-over-year margin expansion, reflecting the impact of core program performance and strategic divestitures.”
Mr. Crowley continued, “Losses in the quarter were primarily attributed to Path to value actions in our Structures business which included the completion of our Machining and Fabrication divestitures, the assignment of the E2 contract to ASTK and the transition of our G280 wing manufacturing activities to IAI. These recent actions, along with our prior divestitures, significant cost reductions and operational improvement initiatives substantially complete our restructuring and position Triumph for the future.”
Mr. Crowley concluded, “Moving into fiscal 2020, we now have an increased level of stability across our three business units and believe there is more room to enhance profitability through lean initiatives and smart portfolio optimization. We remain focused on delivering predictable profitability, continued positive free cash flow and increased value for our stockholders.”

Fourth Quarter Fiscal Year 2019 Overview

After accounting for divestitures and the impact of the adoption of ASC 606, sales for the fourth quarter of fiscal 2019 were essentially flat organically from the comparable prior year period. Increased shipments for narrow body programs such as the 737, 787 and A320, military platforms, aftermarket accessory services and development programs transitioning to production were offset by declines in business jet volumes.
Fourth quarter operating loss of ($189.2) million included a $217.5 million loss on divestitures, $12.9 million of restructuring costs, a forward loss charge of $26.5 million on the G280 program and a forward loss reduction of ($3.7) million on the E2 Jet program. Net loss for the fourth quarter of fiscal year 2019 was ($199.6) million, or ($4.01) per share. On an adjusted basis, net income was $49.6 million, or $1.15 per diluted share. Triumph’s results included the following:

($ millions except EPS)	Pre-tax	After-tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(207.8)	$(199.6)	$(4.01)

Loss on divestitures	217.5	217.5	4.37
Curtailment & settlement, net	4.2	4.2	0.08
E2 Jet program forward loss reduction	(3.7)	(3.7)	(0.07)
G280 program forward loss charge	26.5	26.5	0.53
Transformation related costs:
Restructuring costs (cash)	12.9	12.9	0.26

Adjusted Income from Continuing Operations - non-GAAP	$49.6	$57.8	$1.15	*
* Difference due to rounding

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Net loss for fiscal year 2019 was ($321.8) million or a loss of ($6.47) per share, or $2.49 earnings per diluted share on an adjusted basis, and included the following:

($ millions except EPS)	Pre-tax	After-tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(327.2)	$(321.8)	$(6.47)

Adoption of ASU 2017-07	87.2	87.2	1.76
Loss on divestitures	235.3	235.3	4.73
Curtailment & settlements, net	4.2	4.2	0.08
Global 7500 forward loss charge	60.4	60.4	1.21
E2 Jet program forward loss charge	5.5	5.5	0.11
G280 program forward loss charge	29.1	29.1	0.58
Reduction of prior Gulfstream forward loss	(7.6)	(7.6)	(0.15)
Refinancing costs	1.3	1.3	0.03
Transformation related costs:
Restructuring costs (cash)	31.1	31.1	0.62

Adjusted Income from Continuing Operations - non-GAAP	$119.2	$124.6	$2.49	*
* Difference due to rounding

The number of shares used in computing diluted earnings per share for the fourth quarter and full fiscal year 2019 was 50.0 million.
Backlog was $3.8 billion, up 4% organically compared to the prior year period and flat on a sequential basis reflecting increased selectivity in pursuing new awards based on projected profitability and cash flow, growth in our Integrated Systems business and the impact of divestitures in Aerospace Structures.

For the three-months ended March 31, 2019, cash flow from operations was $18.8 million, reflecting approximately ($24.0) million of cash used on the Global 7500 program.

Outlook

Based on anticipated aircraft production rates and including the impacts of pending program transfers, the Company expects that net sales for fiscal year 2020 will be approximately $2.8 to $2.9 billion.

The Company expects fiscal year 2020 earnings per share to be $2.35 to $2.95 per diluted share.

The Company expects fiscal year 2020 cash provided from operations of $50.0 to $110.0 million, and free cash flow of $0 to $50.0 million.

The Company’s current outlook reflects adjustments detailed in the attached tables but excludes the impact of any potential future divestitures.

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Conference Call

Triumph Group will hold a conference call today, May 8th at 8:30 a.m. (ET) to discuss the fourth quarter fiscal year 2019 results. The conference call will be available live and archived on the Company’s website at http://www.triumphgroup.com. A slide presentation will be included with the audio portion of the webcast. An audio replay will be available from May 8th to May 16th by calling (855) 859-2056 (Domestic) or (404) 537-3406 (International), passcode #4465019

About Triumph Group

Triumph Group, Inc., headquartered in Berwyn, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aerospace and defense systems, components and structures. The company serves the global aviation industry, including original equipment manufacturers and the full spectrum of military and commercial aircraft operators.

More information about Triumph can be found on the Company’s website at www.triumphgroup.com.

Forward Looking Statements

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations of or assumptions about financial and operational performance, revenues, earnings per share, cash flow or use, cost savings and operational efficiencies and organizational restructurings. All forward-looking statements involve risks and uncertainties which could affect the Company’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph Group’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2018.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING PAGES

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
CONDENSED STATEMENTS OF INCOME	2019	2018*	2019	2018*

Net sales	$869,027	$896,860	$3,364,930	$3,198,951

Cost of sales (exclusive of depreciation shown below)	716,958	730,408	2,924,920	2,607,556
Selling, general and administrative	75,354	76,152	298,386	292,630
Depreciation and amortization	35,556	39,048	149,904	158,368
Impairment of intangible assets	—	345,000	—	535,227
Restructuring	12,892	6,319	31,098	40,069
Curtailment & settlements, net	—	—	—	—
Loss on divestiture	217,464	10,370	235,301	30,741
Operating loss	(189,197)	(310,437)	(274,679)	(465,640)

Interest expense and other	31,104	27,213	114,619	99,442
Non-service defined benefit income	(12,524)	(30,477)	(62,105)	(103,234)
Income tax expense (benefit)	(8,165)	(2,343)	(5,426)	(36,457)

Net loss	$(199,612)	$(304,830)	$(321,767)	$(425,391)

Earnings per share - basic:

Net loss	$(4.01)	$(6.16)	$(6.47)	$(8.60)

Weighted average common shares outstanding - basic	49,774	49,488	49,698	49,442

Earnings per share - diluted:

Net loss	$(4.01)	$(6.16)	$(6.47)	$(8.60)

Weighted average common shares outstanding - diluted	49,774	49,488	49,698	49,442

Dividends declared and paid per common share	$0.04	$0.04	$0.16	$0.16
* Adjusted for ASU 2017-07 (Pension)

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 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except per share data)

BALANCE SHEET	Unaudited	Audited
	March 31,	March 31,
	2019	2018
Assets
Cash and cash equivalents	$92,807	$35,819
Accounts receivable, net	392,940	376,612
Contract assets	326,667	37,573
Inventories, net of unliquidated progress payments of $0 and $387,146	413,560	1,427,169
Prepaid and other current assets	34,446	44,428
Assets held for sale	—	1,324
Current assets	1,260,420	1,922,925

Property and equipment, net	577,895	726,003
Goodwill	583,225	592,828
Intangible assets, net	430,954	507,681
Other, net	21,431	57,627

Total assets	$2,873,925	$3,807,064

Liabilities & Stockholders' Equity
Current portion of long-term debt	$8,201	$16,527
Accounts payable	433,783	418,367
Contract liabilities	313,069	321,191
Accrued expenses	239,572	235,914
Liabilities related to assets held for sale	—	440
Current liabilities	994,625	992,439

Long-term debt, less current portion	1,480,620	1,421,757
Accrued pension and post-retirement benefits, noncurrent	540,479	483,887
Deferred income taxes, noncurrent	6,964	16,582
Other noncurrent liabilities	424,549	441,865

Stockholders' Equity:
Common stock, $.001 par value, 100,000,000 shares authorized, 52,460,920 and 52,460,920 shares issued; 49,887,268 and 49,669,848 shares outstanding	52	51
Capital in excess of par value	867,545	851,280
Treasury stock, at cost, 2,573,652 and 2,791,072 shares	(159,154)	(179,082)
Accumulated other comprehensive income	(487,683)	(367,870)
Retained earnings	(794,072)	146,155
Total stockholders' equity	(573,312)	450,534

Total liabilities and stockholders' equity	$2,873,925	$3,807,064
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 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except per share data)

	Year ended March 31,
	2019	2018
Operating Activities
Net loss	$(321,767)	$(425,391)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	149,904	158,368
Impairment of intangible assets	—	535,227
Amortization of acquired contract liability	(67,314)	(125,148)
Loss on divestiture and assets held for sale	235,301	30,741
Curtailments, settlements and early retirement incentives	4,165	(25,722)
Other amortization included in interest expense	8,770	11,677
(Recovery) provision for doubtful accounts receivable	(495)	(242)
(Benefit) provision for deferred income taxes	(9,192)	(43,108)
Share-based compensation	10,291	7,949
Changes in other current assets and liabilities, excluding the effects of acquisitions:
Trade and other receivables	(109,078)	(99,620)
Contract assets	91,795	(5,484)
Inventories	(49,134)	(163,417)
Prepaid expenses and other current assets	(3,144)	(4,239)
Accounts payable, accrued expenses and income taxes payable	(44,564)	(43,696)
Accrued pension and other postretirement benefits	(80,044)	(88,464)
Other	10,181	(8,325)
Net cash (used in) provided by operating activities	(174,325)	(288,894)
Investing Activities
Capital expenditures	(47,099)	(42,050)
Proceeds from sale of assets	247,647	83,082
Acquisitions, net of cash acquired	—	(2,818)
Net cash provided by (used in) investing activities	200,548	38,214
Financing Activities
Net increase (decrease) in revolving credit facility	102,113	82,888
Proceeds from issuance of long-term debt	54,600	544,243
Retirement of debt and capital lease obligations	(113,425)	(387,373)
Payment of deferred financing costs	(1,982)	(17,729)
Dividends paid	(8,066)	(7,943)
Net repayment of government grant	—	—
Repurchase of restricted shares for minimum tax obligations	(860)	(483)
Net cash provided by (used in) by financing activities	32,380	213,603
Effect of exchange rate changes on cash	(1,615)	3,263
Net change in cash and cash equivalents	56,988	(33,814)
Cash and cash equivalents at beginning of year	35,819	69,633
Cash and cash equivalents at end of year	$92,807	$35,819

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 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

SEGMENT DATA	Three Months Ended				Twelve Months Ended
	March 31,				March 31,
	2019		2018		2019		2018
Net Sales:
Integrated Systems	$288,754		$275,253		$1,042,947		$986,351
Aerospace Structures	511,314		550,371		2,062,404		1,954,729
Product Support	73,883		79,074		283,743		281,913
Elimination of inter-segment sales	(4,924)		(7,838)		(24,164)		(24,042)
	$869,027		$896,860		$3,364,930		$3,198,951

Operating (Loss) Income:
Integrated Systems	$42,394		$54,562		$157,615		$185,401
Aerospace Structures	(264)		(343,469)		(152,407)		(568,164)
Product Support	12,876		13,633		43,479		45,702
Corporate	(244,203)		(35,163)		(323,366)		(128,579)
	$(189,197)		$(310,437)		$(274,679)		$(465,640)

Operating Margin %
Integrated Systems	14.7%		19.8%		15.1%		18.8%
Aerospace Structures	(0.1)%		(62.4)%		(7.4)%		(29.1)%
Product Support	17.4%		17.2%		15.3%		16.2%
Consolidated	(21.8)%		(34.6)%		(8.2)%		(14.6)%

Depreciation and Amortization:
Integrated Systems	$6,736		$8,128	*	$29,052		$35,986	*
Aerospace Structures	26,543	*	373,444	*	111,431	*	649,013	*
Product Support	1,377		1,675		6,321		6,744
Corporate	900		801		3,100		1,852
	$35,556		$384,048		$149,904		$693,595

Amortization of Acquired Contract Liabilities:
Integrated Systems	$(8,332)		$(10,058)		$(34,121)		$(38,293)
Aerospace Structures	(10,212)		(23,228)		(33,193)		(86,855)
	$(18,544)		$(33,286)		$(67,314)		$(125,148)

Capital Expenditures:
Integrated Systems	$3,022		$223		$12,410		$6,146
Aerospace Structures	7,645		7,453		30,581		29,519
Product Support	1,453		577		3,324		2,206
Corporate	156		1,865		784		4,179
	$12,276		$10,118		$47,099		$42,050
* - Includes Impairment Charges
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 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures

We prepare and publicly release quarterly unaudited financial statements prepared in accordance with GAAP. In accordance with the Securities and Exchange Commission (“SEC”) guidance on Compliance and Disclosure Interpretations, we also disclose and discuss certain non-GAAP financial measures in our public releases. Currently, the non-GAAP financial measures that we disclose are Adjusted EBITDA and Adjusted EBITDAP. Adjusted EBITDA is our net income before interest, income taxes, amortization of acquired contract liabilities, curtailments, settlements and early retirement incentives, legal settlements, depreciation and amortization. Adjusted EBITDAP is Adjusted EBITDA less pension & other post-retirement benefits. We disclose Adjusted EBITDA and Adjusted EBITDAP on a consolidated basis and Adjusted EBITDAP on an operating segment basis in our earnings releases, investor conference calls, and filings with the SEC. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations to our previously reported results of operations.

We view Adjusted EBITDA and Adjusted EBITDAP as operating performance measures and, as such, we believe that the GAAP financial measure most directly comparable to it is net income. In calculating Adjusted EBITDA and Adjusted EBITDAP, we exclude from net income the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. Adjusted EBITDA and Adjusted EBITDAP are not measurements of financial performance under GAAP and should not be considered as a measure of liquidity, as an alternative to net income (loss), income from continuing operations, or as an indicator of any other measure of performance derived in accordance with GAAP. Investors and potential investors in our securities should not rely on Adjusted EBITDA or Adjusted EBITDAP as substitutes for any GAAP financial measures, including net income (loss) or income from continuing operations. In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of Adjusted EBITDA and Adjusted EBITDAP to net income set forth below, in our earnings releases and in other filings with the SEC and to carefully review the GAAP financial information included as part of our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K that are filed with the SEC, as well as our quarterly earnings releases, and compare the GAAP financial information with our Adjusted EBITDA.

Adjusted EBITDA and Adjusted EBITDAP are used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. We have spent more than 20 years expanding our product and service capabilities partially through acquisitions of complementary businesses. Due to the expansion of our operations, which included acquisitions, our net income has included significant charges for depreciation and amortization. Adjusted EBITDA and Adjusted EBITDAP exclude these charges and provide meaningful information about the operating performance of our business, apart from charges for depreciation and amortization. We believe the disclosures of Adjusted EBITDA and Adjusted EBITDAP help investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe Adjusted EBITDA and Adjusted EBITDAP are measures of our ongoing operating performance because the isolation of non-cash income and expenses, such as amortization of acquired contract liabilities, depreciation and amortization, and non-operating items, such as interest and income taxes, provides additional information about our cost structure, and, over time, helps track our operating progress. In addition, investors, securities analysts and others have regularly relied on Adjusted EBITDA to provide a financial measure by which to compare our operating performance against that of other companies in our industry.

Set forth below are descriptions of the financial items that have been excluded from our net income to calculate Adjusted EBITDA and Adjusted EBITDAP and the material limitations associated with using this non-GAAP financial measure as compared to net income:

•
Divestitures may be useful for investors to consider because they reflect gains or losses from sale of operating units. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

•
Legal settlements may be useful to investors to consider because they reflect gains or losses from disputes with third parties. We do not believe that these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•
Non-service defined benefit income (inclusive of the adoption of ASU 2017-07) may be useful to investors to consider because they represent the cost of post-retirement benefits to plan participants, net of the assumption of returns on the plan's assets and are not indicative of the cash paid for such benefits. We do not believe these earnings (expenses) necessarily reflect the current and ongoing cash earnings related to our operations.

•
Amortization of acquired contract liabilities may be useful for investors to consider because it represents the non-cash earnings on the fair value of below market contracts acquired through acquisitions. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•
Amortization expenses may be useful for investors to consider because it represents the estimated attrition of our acquired customer base and the diminishing value of product rights and licenses. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
Depreciation may be useful for investors to consider because they generally represent the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
The amount of interest expense and other we incur may be useful for investors to consider and may result in current cash inflows or outflows. However, we do not consider the amount of interest expense and other to be a representative component of the day-to-day operating performance of our business.

•
Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business.  However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business.

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

The following table shows our Adjusted EBITDA and Adjusted EBITDAP reconciled to our net income for the indicated periods (in thousands):

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2019	2018	2019	2018
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA):
Net Loss	$(199,612)	$(304,830)	$(321,767)	$(425,391)

Add-back:
Income tax (benefit) expense	(8,165)	(2,343)	(5,426)	(36,457)
Interest expense and other	31,104	27,213	114,619	99,442
Curtailment & settlement (gain)/loss, net	4,165	(11,146)	4,165	(25,722)
Loss on divestitures	217,464	10,370	235,301	30,741
Adoption of ASU 2017-07	—	—	87,241	—
Amortization of acquired contract liabilities	(18,544)	(33,286)	(67,314)	(125,148)
Depreciation and amortization	35,556	384,048	149,904	693,595

Adjusted Earnings (Loss) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$61,968	$70,026	$196,723	$211,060

Non-service defined benefit income (excluding settlements)	(16,689)	(19,331)	(66,270)	(77,512)

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$45,279	$50,695	$130,453	$133,548

Net sales #	$869,027	$896,860	$3,364,930	$3,198,951

Net Loss Margin	(23.0)%	(34.0)%	(9.6)%	(13.3)%

Adjusted EBITDAP Margin	5.3%	5.9%	4.0%	4.3%

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended March 31, 2019
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDAP):	Total	Integrated Systems	Aerospace Structures	Product Support	Corporate/Eliminations

Net Loss	$(199,612)

Add-back:
Non-service defined benefit income	(12,524)
Income tax benefit	(8,165)
Interest expense and other	31,104

Operating (Loss) Income	$(189,197)	$42,394	$(264)	$12,876	$(244,203)

Loss on divestitures	217,464	—	—	—	217,464
Amortization of acquired contract liabilities	(18,544)	(8,332)	(10,212)	—	—
Depreciation and amortization	35,556	6,736	26,543	1,377	900

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDAP")	$45,279	$40,798	$16,067	$14,253	$(25,839)

Net sales	$869,027	$288,754	$511,314	$73,883	$(4,924)

Adjusted EBITDAP Margin	5.3%	14.5%	3.2%	19.3%	n/a

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Twelve Months Ended March 31, 2019
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Integrated Systems	Aerospace Structures	Product Support	Corporate/Eliminations

Net Loss	$(321,767)

Add-back:
Non-service defined benefit income	(62,105)
Income tax benefit	(5,426)
Interest expense and other	114,619

Operating (Loss) Income	$(274,679)	$157,615	$(152,407)	$43,479	$(323,366)

Loss on divestitures	235,301	—	—	—	235,301
Adoption of ASU 2017-07	87,241	—	87,241	—	—
Amortization of acquired contract liabilities	(67,314)	(34,121)	(33,193)	—	—
Depreciation and amortization	149,904	29,052	111,431	6,321	3,100

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDAP")	$130,453	$152,546	$13,072	$49,800	$(84,965)

Net sales	$3,364,930	$1,042,947	$2,062,404	$283,743	$(24,164)

Adjusted EBITDAP Margin	4.0%	15.1%	0.6%	17.6%	n/a

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended March 31, 2018
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Integrated Systems	Aerospace Structures	Product Support	Corporate/Eliminations

Net Loss	$(304,830)

Add-back:
Non-service defined benefit income	(30,477)
Income tax benefit	(2,343)
Interest expense and other	27,213

Operating (Loss) Income	$(310,437)	$54,562	$(343,469)	$13,633	$(35,163)
Loss on divestitures	10,370	—	—	—	10,370
Amortization of acquired contract liabilities	(33,286)	(10,058)	(23,228)	—	—
Depreciation and amortization	384,048	8,128	373,444	1,675	801

Adjusted Earnings (Losses). before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDAP")	$50,695	$52,632	$6,747	$15,308	$(23,992)

Net sales	$896,860	$275,253	$550,371	$79,074	$(7,838)

Adjusted EBITDA Margin	5.9%	19.8%	1.3%	19.4%	n/a

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Twelve Months Ended March 31, 2018
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Integrated Systems	Aerospace Structures	Product Support	Corporate/Eliminations

Net Loss	$(425,391)

Add-back:
Non-service defined benefit income	(103,234)
Income tax expense	(36,457)
Interest expense and other	99,442

Operating Income (Loss)	$(465,640)	$185,401	$(568,164)	$45,702	$(128,579)

Loss on divestiture	30,741	—	—	—	30,741
Amortization of acquired contract liabilities	(125,148)	(38,293)	(86,855)	—	—
Depreciation and amortization	693,595	35,986	649,013	6,744	1,852

Adjusted (Losses) Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$133,548	$183,094	$(6,006)	$52,446	$(95,986)

Net sales	$3,198,951	$986,351	$1,954,729	$281,913	$(24,042)

Adjusted EBITDA Margin	4.3%	19.3%	(0.3)%	18.6%	n/a

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations per diluted share, before non-recurring costs has been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP. The following tables reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs

	Three Months Ended
	March 31, 2019
	Pre-Tax	After-Tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(207,777)	$(199,612)	$(4.01)
Adjustments:
Loss on divestitures	217,464	217,464	4.37
Curtailment & settlement, net	4,165	4,165	0.08
E2 Jet program forward loss reduction	(3,700)	(3,700)	(0.07)
G280 program forward loss charge	26,548	26,548	0.53
Restructuring costs	12,892	12,892	0.26
Adjusted Income from Continuing Operations - non-GAAP	$49,592	$57,757	$1.15	*

	Twelve Months Ended
	March 31, 2019
	Pre-Tax	After-Tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(327,193)	$(321,767)	$(6.47)
Adjustments:
Adoption of ASU 2017-07	87,241	87,241	1.76
Loss on divestitures	235,301	235,301	4.73
Curtailment & settlement, net	4,165	4,165	0.08
Global 7500 forward loss charge	60,424	60,424	1.21
E2 Jet program forward loss charge	5,462	5,462	0.11
G280 program forward loss charge	29,064	29,064	0.58
Reduction of prior Gulfstream forward loss	(7,624)	(7,624)	(0.15)
Restructuring costs	31,098	31,098	0.62
Refinancing costs	1,281	1,281	0.03
Adjusted Income from Continuing Operations - non-GAAP	$119,219	$124,645	$2.49	*

* Difference due to rounding
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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended
	March 31, 2018
	Pre-Tax	After-Tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(307,203)	$(304,860)	$(6.16)
Adjustments:
Goodwill Impairment	345,000	341,970	6.91
Loss on divestitures	10,370	10,370	0.21
Curtailment & settlement, net	(11,146)	(8,694)	(0.17)
Restructuring costs (non-cash)	467	364	0.01
Restructuring costs (cash)	6,319	4,929	0.10
Adjusted Income from Continuing Operations - non-GAAP	$43,807	$44,079	$0.89	*

* Difference due to rounding

	Twelve Months Ended
	March 31, 2018
	Pre-Tax	After-Tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(461,848)	$(425,391)	$(8.60)
Adjustments:
Goodwill Impairment	535,227	523,510	10.59
Loss on divestitures	30,741	30,741	0.62
Curtailment & settlement, net	(25,722)	(17,491)	(0.35)
Refinancing costs	1,986	1,350	0.03
Restructuring costs (non-cash)	3,005	2,043	0.04
Restructuring costs (cash)	40,069	27,247	0.55
Estimated impact of Tax Reform	—	(22,398)	(0.45)
Adjusted Income from Continuing Operations - non-GAAP	$123,458	$119,611	$2.41	*

* Difference due to rounding

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 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted Operating Income is defined as GAAP Operating Income, less expenses/gains associated with the Company's transformation, such as restructuring expenses, gains/losses on divestitures, impairments of goodwill and other assets. Management believes that this is useful in evaluating operating performance, but this measure should not be used in isolation. The following table reconciles our Operating income to Adjusted Operating income as noted above.

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2019	2018	2019	2018
Operating (loss) income - GAAP	$(189,197)	$(310,437)	$(274,679)	$(465,640)
Adjustments:
Goodwill & tradename impairments	—	345,000	87,241	535,227
Restructuring costs (non-cash)	—	467	—	3,005
Restructuring costs (cash)	12,892	6,319	31,098	40,069
Loss on divestitures	217,464	10,370	235,301	30,741
Forward loss charges, net	22,848	—	87,326	—
Adjusted Operating income - non-GAAP	$64,007	$51,719	$166,287	$143,402

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(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Cash provided by operations, is provided for consistency and comparability. We also use free cash flow available for debt reduction as a key factor in planning for and consideration of strategic acquisitions and the repayment of debt. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The following table reconciles cash provided by operations to free cash flow.

	Three Months Ended	Twelve Months Ended
	March 31,	March 31,
	2019	2019	2018

Cash flow from operations	$18,812	$(174,325)	$(288,894)
Less:
Capital expenditures	(12,276)	(47,099)	(42,050)
Free cash flow	$6,536	$(221,424)	$(330,944)

The Company provides cash flow guidance on non-GAAP basis adjusting capital expenditures from cash from operations to arrive at free cash flow. The following table reconciles cash from operations on a GAAP basis to free cash flow guidance.

FY 20 Cash Flow Guidance Range
Cash flow from operations	$50,000 - $110,000
Less:
Capital expenditures	$50,000 - $60,000
Free cash flow	$0 - $50,000

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

We use "Net Debt to Capital" as a measure of financial leverage.  The following table sets forth the computation of Net Debt to Capital:

	March 31,	March 31,
	2019	2018
Calculation of Net Debt
Current portion	$8,201	$16,527
Long-term debt	1,480,620	1,421,757
Total debt	1,488,821	1,438,284
Plus: Deferred debt issuance costs	13,170	16,949
Less: Cash	(92,807)	(35,819)
Net debt	$1,409,184	$1,419,414

Calculation of Capital
Net debt	$1,409,184	$1,419,414
Stockholders' (deficit) equity	(573,312)	450,534
Total capital	$835,872	$1,869,948

Percent of net debt to capital	168.6%	75.9%

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